UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2021
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
(775) 847-5272
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2021, Comstock Mining Inc. (the “Company”) entered into securities purchase agreements (each a “Purchase Agreement” and collectively, the “Purchase Agreements”), with certain investors identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell 4,000,000 shares of the Company’s common stock (the “Shares”) to the Purchasers at a price of $4.00 per share in a registered direct offering (the “Offering”).

The Shares are being offered by the Company pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-229890) filed with the Securities and Exchange Commission on February 26, 2019 and declared effective on March 7, 2019 and prospectus supplement thereunder, dated March 2, 2021, and filed with the Commission on March 2, 2021.

The Purchase Agreements contain customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties. The offering of the Shares is expected to close on March 4, 2021.

Noble Capital Markets, Inc. (the “Placement Agent”) is acting as the sole placement agent for the offering. The Company agreed to pay the Placement Agent an aggregate cash fee equal to 6% of the aggregate gross proceeds raised in the Offering pursuant to a Placement Agency Agreement entered into by the Company and Placement Agent on February 22, 2021 (the “Placement Agency Agreement”). The Company also agreed to reimburse the Placement Agent up to $30,000 for fees and expenses.

The foregoing description of the Purchase Agreements and the Placement Agency Agreement (the “Transaction Documents”) are qualified in their entirety by the texts of the form Purchase Agreement and Placement Agency Agreement, which are incorporated herein by reference and are attached hereto as Exhibits 10.1 and 10.2, respectively. The representations, warranties and covenants contained in Transaction Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Transaction Documents, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Transaction Documents are incorporated herein by reference only to provide investors with information regarding the terms of the Transaction Documents, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the Company’s press releases announcing the offering of the Shares is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits.

10.1	Form of Purchase Agreement dated as of March 2, 2021, between Comstock Mining Inc. and the Purchasers.
10.2	Placement Agency Agreement dated as of February 22, 2021, between Comstock Mining Inc. and Noble Capital Markets, Inc.
99.1	Press release dated March 2, 2021 announcing the Offering.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.
Date: March 2, 2021	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: Executive Chairman and Chief Executive Officer